EXHIBIT 99.1

UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2008

ADVANCED FIBERGLASS TECHNOLOGIES, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2008 and 2007

TABLE OF CONTENTS
PAGE

Unaudited Consolidated Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5

ADVANCED FIBERGLASS TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash	$34,540	$30,739
Accounts receivable, net of allowance for doubtful
accounts of $60,000 in 2008 and $26,000 in 2007	1,086,286	1,152,089
Inventories	1,047,835	864,698
Deferred income taxes	31,000	-
Prepaid acquisition costs	420,000	-
Other current assets	52,268	25,772
Total current assets	2,671,929	2,073,298

Property and equipment, net	5,153,954	4,817,856

Other assets:
Deferred income taxes	154,000	-
Non-compete agreement, net	-	139
Customer list, net	20,150	24,130
Deferred financing costs, net	51,217	53,128
Total other assets, net	225,367	77,397

Total assets	$8,051,250	$6,968,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt obligations	$331,421	$337,533
Lines of credit - bank	579,008	224,378
Short-term notes payable	1,412,446	500,000
Book overdraft payable	31,832	168,087
Accounts payable	744,919	662,409
Accrued expenses	63,541	17,298
Accrued payroll and payroll taxes	189,319	166,145
Due to officer/stockholder	22,851	22,851
Customer deposits	109,938	150,000
Total current liabilities	3,485,275	2,248,701

Long-term debt obligations, net of current portion	4,074,569	4,141,473

Non-controlling interest in variable interest entities	159,673	100,367

Stockholders’ equity:
Common stock - $.01 par value; 9,000 shares authorized,
119.79 and 100 shares issued and outstanding, respectively	1	1
Additional paid-in capital	635,269	215,269
Retained earnings (deficit)	(303,537)	262,740
Total stockholders’ equity	331,733	478,010

Total liabilities and stockholders’ equity	$8,051,250	$6,968,551

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2008 and 2007

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$1,760,208	$1,204,270	$3,569,325	$2,204,168

Cost of goods sold	1,589,307	1,012,782	3,029,524	1,963,204

Gross profit	170,901	191,488	539,801	240,964

Selling, general and administrative expenses	572,377	271,845	1,024,966	491,660
Gain on sale of land and building - variable interest entity	-	-	-	(100,220)

Loss from operations	(401,476)	(80,357)	(485,165)	(150,476)

Other income (expense):
Interest expense	(89,968)	(17,116)	(171,806)	(33,687)
Interest income	-	2,780	-	2,780

Total other income (expense)	(89,968)	(14,336)	(171,806)	(30,907)

Loss before non-controlling interest in variable interest entities	(491,444)	(94,693)	(656,971)	(181,383)

Non-controlling interest in variable interest entities	(41,351)	(4,652)	(94,306)	(84,456)

Loss before provision for income taxes	(532,795)	(99,345)	(751,277)	(265,839)

Income tax expense/(benefit)	(213,000)	-	(185,000)	-

Net loss	$(319,795)	$(99,345)	$(566,277)	$(265,839)

Net loss per common share - basic and diluted	$(3,166)	$(993)	$(5,607)	$(2,658)

Weighted average shares outstanding:
Basic and diluted	101	100	101	100

The accompanying notes are an integral part of these consolidated financial statements.

ADVANCED FIBERGLASS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2008 and 2007
	(Unaudited)
	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(566,277)	$(265,839)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Non-controlling interest in variable interest entities	94,306	84,456
Depreciation and amortization	167,687	48,660
Gain on sale of land and building - variable interest entity	-	(100,220)
Loss on sale of equipment	3,785	-
Amortization of debt discount for imputed interest	1,830	11,530
Deferred income taxes	(185,000)	-
Changes in operating assets and liabilities:
Accounts receivable, net	65,803	120,692
Inventories	(183,137)	(340,421)
Other current assets	(26,496)	(20,873)
Accounts payable	82,510	338,529
Accrued expenses	46,243	(6,359)
Accrued payroll and payroll taxes	23,174	45,040
Customer deposits	(40,062)	(2,328)

Net cash provided by (used in) operating activities	(515,634)	(87,133)

Cash flows from investing activities:
Purchase of property and equipment	(449,868)	(56,833)
Proceeds from sale of property and equipment	16,000	372,670

Net cash provided by (used in) investing activities	(433,868)	315,837

Cash flows from financing activities:
Increase (decrease) in bank overdraft payable	(136,255)	22,314
Net borrowings from lines of credit -bank	354,630	94,944
Financing costs for long-term debt	-	(10,010)
Distributions to stockholder - AFT	-	(113,282)
Borrowings from officer/stockholder	-	22,851
Net borrowings from short-term notes payable	912,446	117,000
Payments on long-term debt	(142,518)	(238,952)
Capital distributions by variable interest entities	(35,000)	(128,500)

Net cash provided by (used in) financing activities	953,303	(233,635)

Net increase (decrease) in cash and cash equivalents	3,801	(4,931)

Cash and cash equivalents:
Beginning of period	30,739	14,199

End of period	$34,540	$9,268

The accompanying notes are an integral part of these consolidated financial statements.

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

1.           BASIS OF PRESENTATION

The accompanying unaudited consolidated financial information has been prepared by Advanced Fiberglass Technologies, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (SEC). Accordingly, it does not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of this financial information have been included. Financial results for the interim periods presented are not necessarily indicative of the results that may be expected for the fiscal year as a whole or any other interim period. This financial information should be read in conjunction with the audited consolidated financial statements and notes included in Appendix B elsewhere in this filing for the years ended December 31, 2007 and 2006.

2.           BUSINESS OVERVIEW

Nature of Business

Advanced Fiberglass Technologies, Inc., (AFT, the Company) based in Wisconsin Rapids, Wisconsin, is a manufacturer, installer and marketer of fiberglass products which are sold throughout the United States, but primarily in the Midwest.  The Company also has a service division that provides installation and repair of various piping projects primarily in Wisconsin.  The Company serves the paper, oil, agricultural, ethanol and power industries.

The Company commenced operations in 1995 as M&W Fiberglass, LLC.  Effective January 1, 2005, all operating assets and liabilities were transferred into a newly created S-Corporation known as Advanced Fiberglass Technologies, Inc. which continues to be the corporate structure under which the Company operates today.  M&W Fiberglass, LLC retained ownership of the manufacturing facility and land which is leased to Advanced Fiberglass Technologies, Inc.  Additionally, the Company terminated its S-Corporation election effective January 1, 2008.

In June 2008, the Company entered into an agreement with Las Palmas Mobile Estates (LPME), a “public shell” corporation, which would effect a reverse acquisition of AFT through a Share Exchange Agreement.  Under the terms and conditions specified, AFT would become the subsidiary of LPME, and the AFT shareholders would control approximately 72% of the outstanding shares of the parent entity.  As of August 29, 2008, the closing of this transaction has not yet occurred.

Variable Interest Entities

The Company is considered the primary beneficiary in the following entities:

M&W Fiberglass, LLC (M&W) is a lessor of real estate to AFT and is wholly owned by the stockholder of AFT.  M&W had leased real estate at 16th Street South, Wisconsin Rapids, Wisconsin to the Company, prior to February, 2007, at $48,000 annually (22,420 square foot manufacturing facility and office space).  This property was sold in February 2007 by M&W to the City of Wisconsin Rapids for a sales price of $372,670 with a resulting gain of $100,220.  As of August 2007, M&W began leasing a newly constructed manufacturing and office facility (70,300 square feet) at Commerce Drive, Wisconsin Rapids, Wisconsin to the Company at $30,000 per month from August 1, 2007 to December 31, 2007 and $35,000 per month starting January 1, 2008 plus an annual adjustment for the cost of living increase thereafter.  M&W obtained industrial revenue bond and note financing for the new facility through a co-borrower arrangement with AFT.  Under the terms of the lease, the Company is responsible for paying all property taxes, repairs and insurance.

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

Fiberglass Piping & Fitting Company (FPF) is a wholesale distributor of fiberglass piping and is wholly owned by the stockholder of AFT.  FPF started operations as a newly formed LLC on September 16, 2006 and had limited operations during 2006 and 2007.  All FPF financing is secured by the unlimited guarantee of the Company.

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The Company consolidates its financial results in accordance with Financial Accounting Standards Board, or FASB, Interpretation No. 46R, Consolidation of Variable Interest Entities, or FIN 46R, which requires a company to consolidate entities determined to be variable interest entities (VIEs), for which the Company is deemed to be the VIE’s primary beneficiary. The Company has determined that M&W Fiberglass, LLC (M&W) and Fiberglass Piping & Fitting Company (FPF) are VIEs and that AFT is the primary beneficiary of such VIEs, as defined by FIN 46R. M&W owns the manufacturing facility which is leased to the Company and FPF is a wholesale distributor of fiberglass pipe fittings to the Company and other third-party companies.  The sole stockholder of AFT is the 100% owner of these companies which results in AFT holding a significant influence over their continuing operations. Although AFT holds no legal ownership in the VIEs, as a result of AFT guaranteeing the debt of M&W and FPF, this would suggest the VIEs cannot support and finance their operations on their own, and AFT would likely absorb any expected future losses.  As such, the Company has concluded that AFT is required to consolidate the VIEs. As of June 30, 2008, AFT has funded no losses of the VIEs.

As of and for the six months ended June 30, 2008 and 2007, the financial statements and footnotes of AFT have been presented on a consolidated basis to include its variable interests in M&W and FPF.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The effect of the VIEs’ consolidation on the Company’s consolidated balance sheet at June 30, 2008, was an increase in the Company’s assets and liabilities of $3,694,654 and $3,514,262, respectively. The liabilities of the VIEs consolidated by the Company do not represent additional claims on the Company’s general assets; rather they represent claims against the specific assets of the VIEs. As stated above though, the Company has guaranteed certain debts of the VIEs.  Likewise, the assets of the VIEs consolidated by the Company do not represent additional assets available to satisfy claims against the Company’s general assets. For the six months ended June 30, 2008, the revenue of the VIEs represented $306,976 or 8.6% of the consolidated revenue of the Company. For the six months ended June 30, 2007, the revenue of the VIEs represented $56,329 or 2.6% of the consolidated revenue of the Company. Through consolidation, the Company recognizes all net losses of the VIEs in excess of the equity in those VIEs which currently is none. The Company recognizes net earnings of the VIEs only to the extent it is recovering losses previously recognized with respect to the VIEs. Earnings of the VIEs in excess of the Company’s previously recognized losses with respect to that VIE are eliminated from the Company’s earnings and are attributed to the respective equity owner of the VIEs by recording such earnings as non-controlling interest in variable interest entities on the Company’s consolidated financial statements. During the six months ended June 30, 2008 and 2007, the VIEs experienced a combined net income of $94,306 and $84,456, respectively, which accordingly, resulted in a non-controlling interest expense.

Revenue Recognition

The Company derives revenue primarily from the sale of the Company’s manufactured products (tanks, piping, & ductwork), installation of those tanks on occasion and service/repair.  In accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, and transfer of title has occurred, services have been rendered or delivery has occurred per contract terms and collection of the

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

related receivable is reasonably assured. At times, customer deposits and other receipts are received and are deferred and recognized when earned.  Shipping and handling costs are classified as a cost of goods sold component.

Most of the Company’s products are sold without installation services included.  These product only sales are generally recognized into revenue at the time of shipment and if all other contractual obligations have been satisfied.  When the Company provides a combination of products and installation services, the arrangement is evaluated under Emerging Issues Task Force Issue (“EITF”) No. 00-21 “Revenue Arrangements with Multiple Deliverables”.  Most installation work is generally done in a short period of time (less than 30 days) and the corresponding revenue is recorded upon the completion of the installation and all contractual obligations have been met.

For any service/repair, most work is performed on a time and material basis and revenue is recognized upon performance.

AFT provides a standard one year warranty for product and service sales. Accruals necessary for product warranties are estimated based upon historical warranty costs which in the past have been immaterial to the financial statements as a whole.  As of June 30, 2008, no accrual for warranty expense has been recorded due to immateriality.

Income Taxes

The Company, with the consent of its stockholder, had elected under the Internal Revenue Code to be an S-Corporation.  In lieu of corporate income taxes, the stockholders of an S-Corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal or state income taxes has been recorded prior to January 1, 2008.

Effective January 1, 2008, the Company terminated its S-Corporation election.  The Company is operating as a C-Corporation in 2008 and will be subject to income and deferred taxes on future taxable income or losses.

As previously noted, the Company consolidates its financial results under the provisions of FIN 46R.  For income tax purposes, however, the Company is not considered a consolidated entity.  As a result, income generated by M&W and FPF, as well as any losses recognized, are excluded from AFT’s net income (loss) which is ultimately reported in the Company’s corporate tax returns.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the periods presented.  Diluted earnings (loss) per share is determined using the weighted average number of common shares outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of options, warrants, and conversion of convertible debt.  In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

As of June 30, 2008 and 2007, there were no common stock equivalents.

Effect of Recently Issued Accounting Standards

In February 2007, the FASB issued Statement of Financial Accounting Standards Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

Statement No. 115 (“SFAS 159”). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. We adopted the provisions of SFAS 159 on January 1, 2008. The Company did not elect to measure any of our financial assets or liabilities using the fair value option of SFAS 159. The Company will assess at each measurement date whether to use the fair value option on any future financial assets or liabilities as permitted pursuant to the provisions of SFAS 159.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. In February 2008, the FASB issued FASB Staff Position No. 157-2 (“FSP 157-2”), which delayed the effective date by which companies must adopt the provisions of SFAS 157. FSP 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of this standard is not anticipated to have a material impact on our financial position, results of operations, or cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”), which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Early adoption is not permitted. The Company is currently evaluating the effect of the adoption of SFAS 141R, but does not presently anticipate it will have a material impact on its consolidated financial position or results of operations.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has evaluated the effect of the adoption of SFAS 160, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

4.           INVENTORY

Inventories consist of the following:

	June 30,	December 31,
	2008	2007

Raw materials	$291,960	$326,839
Work in progress	387,859	248,527
Finished goods	334,253	289,332
Inventory deposits	33,763	-
Total	$1,047,835	$864,698

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

5.           PROPERTY AND EQUIPMENT, NET

Property and equipment are as follows:

	June 30,	December 31,
	2008	2007

Land	$41,265	$41,265
Buildings and improvements	3,531,010	3,523,265
Machinery and equipment	1,541,659	1,256,202
Vehicles and trailers	372,734	229,995
Computer equipment	164,698	127,727
Furniture and office equipment	98,443	89,896
	5,749,809	5,268,350
Less accumulated depreciation	(595,855)	(450,494)
Net property and equipment	$5,153,954	$4,817,856

Depreciation expense was $161,657 and $41,344 for the six months ended June 30, 2008 and 2007, respectively.

The cost and accumulated amortization of equipment under capital lease as of June 30, 2008 was $21,075 and $1,405, respectively. The cost and accumulated amortization of equipment under capital lease as of December 31, 2007 was $21,075 and $351, respectively.

6.           INTANGIBLE ASSETS

Intangible assets are as follows:

	June 30,	December 31,
	2008	2007

Non-compete agreement	$5,000	$5,000
Customer list	74,434	74,434
Deferred financing costs	55,397	55,397
	134,831	134,831
Less accumulated amortization	(63,464)	(57,434)
Net intangible assets	$71,367	$77,397

Amortization expense was $6,030 and $7,316 for the six months ended June 30, 2008 and 2007, respectively.  Amortization expense for the next five years is as follows:

2008 - remaining	$5,896
2009	9,158
2010	7,398
2011	6,218
2012	5,429

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

7.           FINANCING ARRANGEMENTS

Lines of Credit - Bank

The Company utilizes lines of credit to fund current operations.  The lines typically extend one year and are automatically renewed on an annual basis.  Lines of credit outstanding are as follows:

	June 30,	December 31,
	2008	2007

AFT has a revolving line of credit with Nekoosa Port Edwards State Bank (NPESB) that provides for maximum borrowings of $250,000, bears interest at a fixed rate of 6.75% at June 30, 2008 and matures in May 2009. The line is secured by all business assets of AFT, an assignment of life insurance on the officer/stockholder, a mortgage on property owned by M&W, and an unlimited guaranty by FPF	$149,008	$105,000

AFT has a revolving line of credit with the same bank noted above that provides for maximum borrowings of $430,000, bears interest at a fixed rate of 6.75% at June 30, 2008 and is due on demand. The line is secured by all business assets of AFT, an assignment of life insurance on the officer/stockholder, a mortgage on M&W, and an unlimited guaranty by FPF and its stockholder	430,000	70,500

FPF had a revolving line of credit with the same bank noted above that provides for maximum borrowings of $125,000, bears interest at a fixed rate of 8.25% at December 31, 2007 and was paid off March 28, 2008. The line was secured by all business assets of AFT, an assignment of life insurance on the officer/stockholder, a mortgage on property owned by M&W, and an unlimited guaranty by FPF and its stockholder	-	48,878

Total lines of credit – bank	$579,008	$224,378

Short-Term Notes Payable

AFT and FPF use short-term notes payable from NPESB to fund bulk purchases of inventory and large jobs in addition to utilizing their lines of credit.  The underlying inventory and customer purchase orders serve as specific collateral for these notes.  In addition, the short-term notes are also typically secured by all business assets of each respective company.  Short-term notes payable includes a $300,000 unsecured note that was issued to a stockholder and is due upon demand.  For the FPF short-term notes, AFT guarantees the notes as well.  The notes bear interest at fixed rates.  The notes are typically twelve months or less.  Short-term notes payable are as follows:

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

	March 31, 2008	December 31, 2007
AFT	$900,000	$120,000
FPF	512,466	380,000
Total	$1,412,466	$500,000

Weighted average interest rate	7.54%	8.25%

Long-Term Debt Obligations

Long-term debt obligations are as follows:
	June 30,	December 31,
AFT debt	2008	2007

US Bank - a term loan secured by a vehicle, interest rate of 6.59%, due August 2009, monthly payments of $406 and was paid off June 4, 2008	$-	$4,652

NPESB - a term loan secured by 15 ton deck crane, interest rate of 7.25%, due October 2010, monthly payments of $948	22,357	27,429

NPESB - a term loan secured by all general business assets of the Company and a stockholder guarantee; interest rate of 6.75%, due on demand, monthly payments of $898	54,466	58,516

NPESB - an industrial revenue bond term loan, secured by equipment, and a stockholder guarantee; contains restrictive financial covenants, interest rate of 5.75%, due July 2014, monthly payments of $7,266	443,400	473,515

NPESB - an industrial revenue bond term loan, secured by equipment, and a stockholder guarantee; contains restrictive financial covenants, interest rate of 5.75%, due July 2014, monthly payment of $7,266	437,933	401,203

City of Wisconsin Rapids, a term loan, secured by all assets and a stockholder guarantee; contains various operating covenants of which the Company is in compliance, interest rate 2%, due April 2012, monthly payments of $4,499	461,997	484,221

Yale Financial Services, a capital lease term loan, secured by two Yale forklifts, interest rate 7.7%, due October 2010, monthly payments of $657	16,802	20,027

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

M&W debt

City of Wisconsin Rapids, a $75,000 term loan, secured by owner guarantees; imputed interest at 8% resulting in an original issue discount with an unamortized balance of $29,070 at June 30, 2008, balloons in August 2014	45,930	44,100

NPESB – an industrial revenue bond term loan, secured by real estate, stockholder and AFT guarantees; contains restrictive financial covenants, interest rate of 5.50%, due July 2027, monthly payment of $20,766	2,923,105	2,965,343

	4,405,990	4,479,006
Less current portion of long-term obligations	(331,421)	(337,533)

Total long-term debt obligations, net of current portion	$4,074,569	$4,141,473

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

Maturities of long-term debt obligations are as follows:

2008 - remaining	$190,904
2009	284,273
2010	293,874
2011	295,340
2012	561,904
Thereafter	2,779,695
$4,405,990

At December 31, 2007, the Company was not in compliance with various restrictive financial covenants contained in the industrial revenue bonds.  The tangible net worth covenant requires the Company to maintain at least $600,000 in net worth.  The debt service coverage ratio covenant requires the Company to maintain at least 1.25 coverage.  The indebtedness to tangible net worth ratio requires the Company to maintain a ratio of less than 3.5 to 1.0.  The Company, subsequent to December 31, 2007, has received waiver letters on these covenant defaults from the lenders and these violated covenants are waived through September 30, 2009 and will not be remeasured again until December 31, 2009.

8.           SHAREHOLDERS’ EQUITY

On June 26, 2008, the Company issued 19.79 shares of common stock to an unrelated party in exchange for consulting services related to the potential reverse acquisition of AFT by LPME.  The stock was valued at $420,000, which was the estimated fair market value of the Company’s common stock, and was recorded as Prepaid Acquisition Costs on the June 30, 2008 balance sheet since the transaction has not yet been consummated.  If the reverse acquisition is not completed, these shares will be transferred back to the Company and cancelled.

9.           INCOME TAXES

Effective January 1, 2008, the Company terminated its S-Corporation election and is now operating as a C-Corporation which is subject to income and deferred taxes on taxable income and losses. As a result of the tax status conversion, an initial $110,000 of net deferred tax liabilities were recorded as income tax expense during the six months ended June 30, 2008. Additionally, the Company recorded a tax benefit relating to the loss incurred for the six months ended June 30, 2008.

The income tax provision consisted of the following for the six months ended June 30, 2008:

2008
Currently payable (refundable)	$-
Deferred tax expense	(295,000)
(295,000)

Establishment of the net deferred tax liabilities as of January 1, 2008 due to change in tax status	110,000
Total income tax provision	$(185,000)

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

Significant components of the Company’s estimated deferred tax assets and liabilities at June 30, 2008 are as follows:

2008
Deferred tax assets:
Accounts receivable allowance	$24,000
Accrued liabilities	7,000
Net operating loss carry forwards	272,000
Total deferred tax assets	303,000

Deferred tax liabilities:
Accumulated depreciation	(118,000)
Net deferred tax asset	$185,000

Deferred tax components included in the Company’s balance sheet at June 30, 2008 are as follows:

2008
Current deferred tax asset	$31,000
Long-term deferred tax asset	154,000
Net deferred tax liability	$185,000

10.           COMMITMENTS AND RELATED PARTY TRANSACTIONS

Manufacturing and Office Facility Lease

The Company leases its manufacturing facility at Commerce Drive, Wisconsin Rapids, WI with M&W who is considered a variable interest entity of the Company. This lease was established on August 1, 2007 for a 20 year term.  From August 1, 2007 to December 31, 2007, the Company paid $30,000 per month.  Starting on January 1, 2008, the lease calls for monthly payments of $35,000 with an annual adjustment for a cost of living increase.

Total lease payments to M&W for the six months ended June 30, 2008 and 2007 were $210,000 and $24,000, respectively.

The Company also leases office space in Hastings, MI for its Field Services Division. This lease was established on March 1, 2008 for a one year term. Monthly lease payments are $925.

Various other operating leases expiring through March 2013 were entered into for equipment and vehicles during the six months ended June 30, 2008. The monthly payment for all operating leases totals $2,401.

Future minimum operating lease payments for all leases for the years ending December 31 are as follows:

2008 - remaining	$229,958
2009	450,667
2010	448,817
2011	434,302
2012	430,825
Thereafter	6,126,804
$8,121,373

Advanced Fiberglass Technologies, Inc.
Notes to Financial Statements (Unaudited)
Three and Six Months Ended June 30, 2008 and 2007

Other Related Party Transactions

AFT purchased fiberglass pipe fittings from FPF totaling $61,232 and $63,484 for the six months ended June 30, 2008 and 2007, respectively. FPF purchased various manufacturing services from AFT totaling $8,643 and $486 for the six months ended June 30, 2008 and 2007, respectively.

11.           SUBSEQUENT EVENT

In August 2008, the Company received loan proceeds of $1,214,838 from LPME in anticipation of the acquisition of AFT being consummated. This loan will fund AFT’s field service operations start-up costs and down payments required on purchases of field winding equipment.

12.           SALES AND COST OF SALES

The table below is a summary of operations for Products and Components and Service and Installation activities for the three and six months ended June 30, 2008.

	Three Months Ended June 30, 2008
	Products & Components	Service & Installation	Total
Net sales	$1,164,720	$595,488	$1,760,208
Cost of sales	1,150,640	438,667	1,589,307

Gross Profit	$14,080	$156,821	$170,901

	Six Months Ended June 30, 2008
	Products & Components	Service & Installation	Total
Net sales	$2,715,507	$853,818	$3,569,325
Cost of sales	2,348,901	680,623	3,029,524

Gross Profit	$366,606	$173,195	$539,801